Nanophase Technologies Corporation 8-K

EXHIBIT 10.1

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

SECOND AMENDMENT

to the Supply Agreement of March 3, 2006

between

Roche Diagnostics GmbH
Sandhofer StraBe 115
68305 Mannheim
Germany

(“ROCHE”)

and

Nanophase Technologies Corporation
1319 Marquette Drive
Romeoville, IL 60446
USA

(“Supplier”)

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

WHEREAS,

(1)	ROCHE and Supplier have entered into a Supply Agreement effective as of March 3, 2006 and a First Amendment to the Agreement effective as of November 19, 2014 (“Agreement”); and

(2)

the stipulations regarding the Prices shall be adjusted; and

(3)	the Agreement shall be supplement by new sections about foreign trade and compliance, sustainability; and

(4)

the parties have therefore agreed to amend the Agreement as set out below.

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein and intending to be legally bound hereby, the parties agree as follows:

1.

AMENDMENT

1.1	The definition of “Affiliates” as stipulated in Section 1 of the Agreement is hereby replaced to read as follows:

““Affiliates” means (a) an organization, which directly or indirectly controls a Party; (b) an organization, which is directly or indirectly controlled by a Party; (c) an organization, which is controlled, directly or indirectly, by the ultimate parent company of a Party.

Control as per a) to c) is defined as owning more than fifty percent of the voting stock of a company or having otherwise the power to govern the financial and the operating policies or to appoint the management of an organization. For the purpose of this Agreement, Chugai Pharmaceutical Co., Ltd, 1-1, Nihonbashi-Muromachi 2-chome, Chuo-ku, Tokyo, 103-8324, Japan (“Chugai”) and Foundation Medicine, Inc., 150 Second Street, Cambridge, MA 02141, USA (“FMI”), shall not be deemed an Affiliate of ROCHE, unless ROCHE opts for an inclusion of Chugai and/or FMI by giving written notice to the other Party.”

1.2

Section 2.4 of the Agreement is hereby replaced to read as follows:

“The parties agree that all Products, including software and technology, delivered under this Agreement may be subject to foreign trade controls. Supplier shall strictly comply with all applicable national and U. S. laws and regulations for the control of import, export/ re-export, transfer, brokering and transit. Prior to any transfer of Products, Supplier shall in particular guarantee that all necessary import and/or export licenses are obtained as may be required throughout the duration of this Agreement.

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Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

In any case, Supplier shall inform ROCHE about the respective number of the Products according to the EU Dual-Use Regulation, the Commerce Control List (CCL) of the U. S. Department of Commerce and/ or the U. S. Munitions List (USML) of the U. S. Department of State. Additionally, Supplier shall provide technical specifications of the Products to enable ROCHE to classify the Products according to the relevant foreign trade control and customs regulations.

Supplier shall be obliged to declare the origin of goods under customs law pursuant to the export and customs regulations applicable in each case, e. g. on the invoice, by means of a certificate of origin or a long-term declaration (IHK). Supplier shall promptly notify ROCHE unrequested in writing of any change of origin. Where the Products fall within the scope of a convention for the granting of tariff preferences, Supplier shall be obliged to issue a written declaration pursuant to the relevant free trade agreement, e. g. a long-term supplier declaration or, in individual cases, a declaration of origin on the invoice.

In the event that for the import or export of goods additional official documents are required for the designated use of the Products, Supplier shall be obliged to promptly procure or, respectively, to provide these documents to ROCHE. ROCHE shall inform Supplier of the applicable requirements.

Any costs incurred from the obligations in this Section “Foreign Trade” shall be borne by Supplier.

Supplier declarations of all kind and specifications for a classification of the Products are to be sent to the following address:

Roche Diagnostics GmbH
Import Service DFPI 6164
Sandhofer Str. 116
68305 Mannheim
Germany

Supplier shall be liable for any damage and/or expenses (in particular punitive tariffs, legal costs, etc.), which ROCHE incurs from incomplete and/or inaccurate information in connection with the obligations of Supplier under this Section 2.4 and shall fully indemnify ROCHE of such damage/expenses.”

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Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

1.3

Section 5.1 of the Agreement is hereby replaced to read as follows:

“The price payable by ROCHE and/or its Affiliates to Supplier for the Products (including costs of packaging) depends on the non-binding forecasted volume of Products:

Non-binding forecast	<[*]kg	[*]- [*] kg	[*]kg- [*]kg	[*]kg-[*]kg	> [*]kg
Price per kg	USD [*]	USD [*]	USD [*]	USD [*]	USD [*]

In the case Roche doesn’t purchase the forecasted volume of Products, ROCHE shall pay the difference of the price actually paid to the price which applies for the purchased volume at the end of the respective calendar year.”

1.4

A new Section 10 shall be inserted into the Agreement to read as follows:

“10

Compliance, Sustainability

10.1	Supplier shall manufacture the Products in conformity to those laws and regulations related to safety, health and environment that are applicable to the manufacture of the Products at the manufacturing site of Supplier. In addition Supplier must respect those human rights that are within its sphere of influence and must abide by the ROCHE Supplier Code of Conduct

(http://www.roche.com/roche_supplier_code_of_conduct.pdf)

which outlines the PSCI Principles.

I0.2	Supplier shall also require its own suppliers to commit to the principles outlined in the ROCHE Supplier Code of Conduct and to comply with the same.
10.3	ROCHE reserves the right to audit Supplier at any time with regard to compliance with the terms of this Agreement and all applicable laws and regulations including the ROCHE Supplier Code of Conduct. In case of non-compliance ROCHE reserves the right to terminate the Agreement at any time with immediate effect by written notice to Supplier.”

The numbering of following Sections 10-12 shall be changed to Sections 11-13.

2.

EFFECTIVE DATE

This Amendment shall come into effect on December 1, 2016.

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Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

3.

MISCELLANEOUS

3.1	Except as expressly provided in this Amendment, the Parties agree that the Agreement will remain unchanged and in full force and effect.
3.2	No provision of this Amendment may be modified or amended except expressly by written amendment of this document signed by the Parties. Any waiver of the written form requirement must be made in writing to be valid.

-NEXT PAGE IS SIGNATURE PAGE-

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Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

Penzberg, November 11, 2016	Penzberg, November 03, 2016

Roche Diagnostics GmbH

i.V.	i.V.

/s/ Janine Ackermann	/s/ Lisa Basty
Janine Ackermann	Lisa Basty
Procurement Manager	Legal Counsel

Romeoville, IL, November 21, 2016

Nanophase Technologies Corporation

/s/ Jess Jankowski
Jess Jankowski
President and CEO

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